Exhibit (a)(40)

Dear Fellow Shareholders, Genco’s June 18, 2026 Annual Meeting is fast approaching. Genco is poised to deliver compelling and growing dividends and superior value to shareholders in a strengthening drybulk market through the execution of our Comprehensive Value Strategy. Diana Shipping Inc. (“Diana”) is putting your investment at risk. Diana is trying to take control of Genco without paying full and fair value, through an inadequate tender offer - below our liquidation value - and by nominating a slate of handpicked director nominees with close ties to Diana to replace the entire Genco Board. Take action today to protect your investment and realize the significant upside potential of Genco. Vote the WHITE proxy card “FOR” Genco’s directors and according to the Board’s other recommendations. By voting FOR the reelection of Genco’s nominees, Genco shareholders can: ” Ensure the architects of our successful Comprehensive Value Strategy continue stewarding the Company and delivering meaningful value and returns for shareholders. ” Benefit from Genco’s strong corporate governance and highly qualified Board that has a proven track record and deep expertise in shipping and other areas critical to overseeing the Company’s strategy and creating shareholder value. ” Preserve their ability to receive dividends under our Comprehensive Value Strategy, which has delivered $7.16 per share in dividends across 27 consecutive quarters, the longest uninterrupted period in the industry. ” Share in the potential upside of the strong drybulk market with Genco’s premium earning assets, strong financial position, industry-leading drybulk platform, and substantial earnings and dividend capacity.

Vote “WITHHOLD” on Diana’s handpicked nominees By rejecting Diana’s handpicked nominees, Genco shareholders can: Prevent the possibility that Diana’s nominees will pursue a transaction at an inadequate price. Ensure Genco’s highly qualified board won’t be replaced by Diana’s slate of handpicked directors, many of whom have close personal or professional ties to Diana, some of whom have records of bankruptcy and shareholder value destruction and none of whom bring additional skills or experience that are not already well represented on the Genco Board. Avoid the possibility that Diana’s nominees will run Genco like Diana, which has a long history of poor governance practices, perplexing capital allocation decisions and self-dealing, which have enriched Diana’s insiders at the expense of other shareholders and prevented Diana from capturing upside of the current strong market. Genco is a better run and better performing company than Diana. Genco is consistently ranked in the industry’s top quartile for corporate governance - significantly higher than Diana, which is ranked in the third quartile - and has delivered stronger operating and financial performance, along with far superior total shareholder returns than Diana. If the “most fundamental question” to Genco shareholders as stated by Diana is “Who do you want to be responsible for the value of your investment?” - the answer is clear. Vote FOR Genco’s highly qualified nominees, who have been proven stewards of your investment. Reject Diana’s inadequate tender offer By not tendering your shares, Genco shareholders can avoid selling their shares at an inadequate price ($24.80 per share) that: Meaningfully undervalues the Company and its assets. Is below the current mean analyst NAV estimate of $26.66 and the current median estimate of $27.10 in a period of rising asset values. Lacks a control premium reflective of Genco’s sizeable and industry leading platform. Could be reduced below the stated price for dividends or other distributions (according to Diana). Is inadequate from a financial point of view according to opinions from both of Genco’s financial advisors. Put simply, Diana is demanding that Genco’s Board sell the Company below liquidation value and without shareholders receiving a control premium, which is not in shareholders’ best interests. Diana also continues to spread misleading statements and falsehoods to influence shareholders: ” Diana’s offer is not 1.0x NAV. Diana’s public proposals have always been below our NAV, and Diana continues to use discounted, outdated values and backward-looking financial metrics. ” Diana’s “premium” is based on an arbitrary share price from months before their public proposals and is irrelevant. ” Genco’s share price trajectory has not been affected by Diana’s inadequate offers and proposals. Since Diana’s initial offer, Genco’s stock price has trended in line with peers during a period of rising valuations and freight rates across the industry. ” Genco’s Board is majority independent and highly qualified. Any assertion otherwise is entirely unfounded.

VOTE TODAY TO PROTECT YOUR INVESTMENT We’ve been clear with Diana: Genco remains open to meeting again with Diana in constructive discussions if Diana submits an offer that adequately compensates shareholders for the full underlying value of our assets (NAV) and provides an appropriate control premium to NAV that reflects the value of Genco’s sizeable and industry-leading platform in a rising market. We urge shareholders to vote the WHITE proxy card “FOR” Genco’s directors to protect your investment and realize the significant upside potential ahead for Genco. We also recommend you reject Diana’s inadequate tender offer by not tendering your shares; instruct your broker to take no action. You should not return Diana’s gold proxy card, even as a protest vote, as only your latest dated proxy card will be counted at the upcoming Annual Meeting. Thank you for your continued support. Sincerely, John C. Wobensmith Chairman of the Board and Chief Executive Officer Kathleen C. Haines Lead Independent Director The full text of Jefferies’ and Morgan Stanley’s written opinions, dated June 1, 2026, which set forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken with such opinions, are attached as Exhibits (a)(34) and (a)(35) to Genco’s Schedule 14D-9 amendment filed with the SEC on June 2, 2026. Jefferies and Morgan Stanley provided their respective opinions for the information and assistance of the Board and Strategic Committee in connection with their consideration of Diana’s offer. The opinions of Jefferies and Morgan Stanley are not a recommendation as to whether or not any shareholders should tender their shares in connection with Diana’s offer or with respect to any other matter. VOTE BY INTERNET - WWW.CESVOTE.COM Use the Internet to transmit your voting instructions. Have your WHITE proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form. OR VOTE BY TELEPHONE - 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions. Have your WHITE proxy card in hand when you call and then follow the instructions. OR VOTE BY MAIL Mark, sign and date your WHITE proxy card and return it in the postage-paid envelope we have provided to: Genco Shipping & Trading Limited, c/o Corporation Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

1. Quentin Bruce Saones was one of the four Directors of Sterling Shipping Agencies Limited when it entered compulsory liquidation in July 2023. Jens Ismar served as CEO of Bulk Invest (formerly part of Western Bulk), which filed for bankruptcy in March 2016. During Gustav Brun-Lie’s less than three years as CEO of Statt Torsk ASA, he oversaw the destruction of more than 80% of the company’s shareholder value (from NOK2.50 at IPO on 4/23/2021 to NOK0.53 on 2/1/2024, the last trading date per Factset) before merging it into a sector competitor at a near all-time low share price. 2. As rated by Webber Research. 3. Calculated based on NAV estimates published by SEB, Clarkson Securities, Fearnley Securities, Deutsche Bank and Pareto. VOTE THE WHITE PROXY CARD If you have questions or require any assistance with voting your shares, please contact Genco Shipping & Trading Limited’s proxy solicitor listed below: 7 Penn Plaza New York, New York 10001 Call Collect: (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com Forward-Looking Statements This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication. Important Information for Investors and Shareholders This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Important Additional Information and Where to Find It The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.